UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    October 15, 2014

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f).      Determination of Cash Bonus Awards for Fiscal Year 2014.

On October 15, 2014, the Compensation Committee of the Board of Directors of Park Electrochemical Corp. (the "Company") approved cash bonus awards for the Company's executive officers identified below for the fiscal year ended March 2, 2014. Other compensation for fiscal year 2014 was previously reported by the Company in the Summary Compensation Table beginning on page 13 of the definitive proxy statement, dated June 20, 2014, for its 2014 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on June 20, 2014) (the "Proxy Statement"). As of the filing of the Proxy Statement, cash bonuses for executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards for the named executive officers for fiscal year 2014 are set forth below.

	Fiscal 2014
Name and Principal Position	Cash Bonus Award	Total Compensation

Brian E. Shore Chairman of the Board, President and Chief Executive Officer	$-0-	$681,160
P. Matthew Farabaugh Vice President and Controller	20,000	272,070
Stephen E. Gilhuley Executive Vice President and Secretary	18,000	342,252
Christopher T. Mastrogiacomo Executive Vice President and Chief Operating Officer	50,000	498,887
Stephen M. Banker Vice President and General Counsel	-0-	305,400

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: October 20, 2014	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President-Administration and Secretary